UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EnteroMedics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2800 Patton Road

St. Paul, MN 55113

(651) 634-3003

November     , 2016

Dear Stockholders:

You are cordially invited to join us for a special meeting of stockholders (the “Special Meeting”), which will be held on December    , 2016 at 3:00 p.m., Central Time, in the New York Room at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota 55402. For your convenience, a map showing the location of Dorsey & Whitney LLP is provided on the back of the accompanying proxy statement. Holders of record of our common stock as of November 3, 2016, are entitled to notice of and to vote at the Special Meeting.

The Notice of Special Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the Special Meeting.

We hope you will be able to attend the Special Meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure that they are represented at the Special Meeting. You may submit your proxy vote by telephone or internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Special Meeting.

We look forward to seeing you at the Special Meeting.

Sincerely,

Dan W. Gladney

President and Chief Executive Officer

ENTEROMEDICS INC.

2800 Patton Road, St. Paul, Minnesota 55113

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF

ENTEROMEDICS INC.

November     , 2016

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	November , 2016 at 3:00 p.m., Central Time

Place:	Dorsey & Whitney LLP New York Room 50 South Sixth Street, Suite 1500 Minneapolis, Minnesota 55402

Items of Business:

1.      Approve an amendment to Article IV, Section 1 of the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of shares of common stock authorized for issuance to 300 million shares;

2.      Authorize the Board of Directors to amend the Certificate of Incorporation to effect a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”) at a ratio of between 1-for-20 and 1-for-70, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the Reverse Stock Split being rounded up to the nearest whole share; provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion;

3. Approve the Company’s Second Amended and Restated 2003 Stock Incentive Plan;

4.      Approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1, Proposal 2 or Proposal 3; and

5. Transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Record Date:	You may vote at the Special Meeting if you were a stockholder of record at the close of business on November 3, 2016.

Voting by Proxy:	If you cannot attend the Special Meeting in person, you may vote your shares by telephone or internet by no later than 12:00 p.m. Central Time on December , 2016 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail. We encourage you to vote by telephone or internet in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope addressed to our transfer agent, Wells Fargo Shareowner Services, for which no postage is required if mailed in the United States.

By Order of the Board of Directors:

Scott P. Youngstrom

Secretary

November     , 2016

PROXY STATEMENT

2016 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER     , 2016

The Board of Directors (the “Board”) of EnteroMedics Inc. (“EnteroMedics” or the “Company”) is soliciting proxies for use at the special meeting of stockholders to be held on December     , 2016 (the “Special Meeting”), and at any adjournment of the Special Meeting. This proxy statement and the enclosed proxy card are first being mailed or given to stockholders on or about November     , 2016.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders, including (i) approval of an amendment to Article IV, Section 1 of our Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of shares of common stock authorized for issuance to 300 million shares (the “Authorized Share Increase”), (ii) approval of an amendment to the Certificate of Incorporation to effect a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”) upon a determination by the Board the Reverse Stock Split is necessary and appropriate, (iii) approval of the Second Amended and Restated 2003 Stock Incentive Plan (the “Second A&R Incentive Plan”), and (iv) approval of one or more adjournments of the Special Meeting, if necessary, to establish a quorum or solicit additional proxies in favor of Proposal 1, Proposal 2 or Proposal 3 (the “Adjournment Approval”).

Who is entitled to vote at the Special Meeting?

The Board has set November 3, 2016, as the record date for the Special Meeting. If you were a stockholder of record at the close of business on November 3, 2016, you are entitled to vote at the Special Meeting.

As of the record date, 113,154,501 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the Special Meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 113,154,501 votes are entitled to be cast at the Special Meeting. There is no cumulative voting.

How many shares must be present to hold the Special Meeting?

In accordance with our Amended and Restated Bylaws (the “Bylaws”), shares equal to a majority of all of the shares of the outstanding common stock as of the record date must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This is called a quorum. Your shares are counted as present at the Special Meeting if:

•	you are present and vote in person at the Special Meeting; or

•	you have properly submitted a proxy card by mail, telephone or internet.

How do I vote my shares?

If you are a stockholder of record as of the record date, you can give a proxy to be voted at the Special Meeting in any of the following ways:

•	over the telephone by calling 1-866-883-3382 toll-free;

•	electronically, via the internet; or

•	by completing, signing and mailing the enclosed proxy card.

The telephone and internet procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the Special Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and internet voting is also encouraged for stockholders who hold their shares in street name.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Can I vote my shares in person at the Special Meeting?

If you are a stockholder of record, you may vote your shares in person at the Special Meeting by completing a ballot at the Special Meeting. Even if you currently plan to attend the Special Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

If you are a street name holder, you may vote your shares in person at the Special Meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the Special Meeting.

What vote is required for a proposal to be approved?

Approval of (i) the Authorized Share Increase and (ii) the Reverse Stock Split requires an affirmative vote by the holders of a majority of the shares of our common stock outstanding and entitled to vote at the Special Meeting.

Approval of the Second A&R Incentive Plan and each other matter that may be acted upon at the Special Meeting will be determined by the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Special Meeting and entitled to vote.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the proposals.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the Special Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Special Meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting.

If you abstain from voting on a proposal or fail to vote, your abstention or failure to vote has the same effect as a vote against that proposal.

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do I vote my shares?” If your shares are held in street name and you do not provide voting instructions to your broker as described above, your broker has the authority to vote your unvoted shares only on the Authorized Share Increase (Proposal 1 of this proxy statement), the Reverse Stock Split (Proposal 2 of this proxy statement), and the Adjournment Approval (Proposal 4 of this proxy statement) without receiving instructions from you. Your broker or other nominee does not have discretionary authority to vote your shares with regard to the approval of the Second A&R Incentive Plan (Proposal 3 of this proxy statement). Thus, if you hold your shares in street name and you do not instruct your broker how to vote on the Second A&R Incentive Plan, no votes will be cast on this proposal on your behalf.

Therefore, we encourage you to provide voting instructions to your broker. This ensures your shares will be voted at the Special Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter, such as the approval of the Second A&R Incentive Plan (Proposal 3) because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority. We believe that the Authorized Share Increase (Proposal 1), the Reverse Stock Split (Proposal 2) and the Adjournment Approval (Proposal 4) are considered routine matters on which a broker or other nominee has discretionary authority to vote and, thus, we do not expect to receive any broker non-votes on these proposals.

How will the proxies vote on any other business brought up at the Special Meeting?

By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Special Meeting. We do not know of any other business to be considered at the Special Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

Who will count the vote?

Representatives of Wells Fargo Shareowner Services, our transfer agent, will tabulate votes and act as independent inspectors of election.

How does the Board of Directors recommend that I vote?

You will vote on the following management proposals:

•

Approval of an amendment to Article IV, Section 1 of the Certificate of Incorporation, effective prior to the Reverse Stock Split, to increase the number of shares of common stock authorized for issuance to 300 million shares;

•

Approval of an amendment to the Certificate of Incorporation to effect a reverse split of our issued and outstanding shares of common stock at a ratio of between 1-for-20 and 1-for-70, inclusive, which ratio

•

will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the Reverse Stock Split being rounded up to the nearest whole share, provided, however, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion;

•	Approval of the Second Amended and Restated 2003 Stock Incentive Plan; and

•

Approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1, Proposal 2 or Proposal 3.

The Board of Directors recommends that you vote FOR the Authorized Share Increase, FOR the Reverse Stock Split, FOR the Second A&R Incentive Plan, and FOR the Adjournment Approval.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone and do not specify how you want to vote your shares, we will vote your shares FOR the Authorized Share Increase, FOR the Reverse Stock Split, FOR the Second A&R Incentive Plan, and FOR the Adjournment Approval.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the Special Meeting. To request an additional proxy card, or if you have any questions about the Special Meeting or how to vote or revoke your proxy, you should contact Wells Fargo Shareowner Services at 1-800-468-9716.

Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the Special Meeting. We will publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) no later than four business days after the date of the Special Meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

We have engaged The Proxy Advisory Group, LLC®, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $25,000 in total.

How can I communicate with EnteroMedics’ Board of Directors?

Stockholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors, all independent directors or specified individual directors to: EnteroMedics Inc., c/o Secretary, 2800 Patton Road, St. Paul, Minnesota 55113. All communications will be compiled by the Secretary and submitted to the Board of Directors or the specified directors on a periodic basis.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER     , 2016

This proxy statement and the Annual Report on Form 10-K

for the fiscal year ended December 31, 2015 are available at http://ir.enteromedics.com/annual-proxy.cfm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock by each person or group who beneficially owned 5% or more of our common stock, each of our directors, each of our executive officers, and our directors and executive officers as a group, as of September 30, 2016. Percentage ownership calculations for beneficial ownership are based on 74,414,549 shares outstanding as of September 30, 2016. The information regarding the beneficial owners of more than 5% of our common stock is based upon information supplied to us by our directors, officers and principal stockholders or on Schedules 13G filed with the SEC. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them and their address is c/o EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Hudson Bay Capital Management L.P.(3)	7,434,013	9.99%
777 Third Avenue, 30th Floor New York, NY 10017
CVI Investments, Inc.(4)	7,434,013	9.99%
P.O. Box 309GT Ugland House South Church Street George Town, Grand Cayman KY1-1104 Cayman Islands

Dan W. Gladney	274,675	*
Greg S. Lea(2)(5)	61,517	*
Scott A. Shikora, M.D.(2)	5,201	*
Paul F. Hickey	—	*
Naqeeb (Nick) A. Ansari	—	*
Peter M. DeLange(6)	27,544	*
Gary D. Blackford(2)	521	*
Carl Goldfischer, M.D.(2)(7)	334,750	*
Bobby I. Griffin(2)	7,787	*
Mark B. Knudson, Ph.D.(2)(8)	260,542	*
Lori C. McDougal(2)	2,062	*
Nicholas L. Teti, Jr.(2)	10,425	*
Jon T. Tremmel(2)	24,453	*
All directors and executive officers as a group (13 persons)(9)	1,009,477	1.4%

*	The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares of common stock.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock which that person has the right to acquire within 60 days following September 30, 2016. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which that person or persons has or have the right to acquire within 60 days following September 30, 2016, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Includes the following shares subject to options exercisable currently or within 60 days of September 30, 2016: Mr. Gladney, 139,930 shares, Mr. Lea, 61,517 shares; Dr. Shikora, 5,201 shares; Mr. Blackford, 521 shares; Dr. Goldfischer, 7,787 shares; Mr. Griffin, 7,787 shares; Dr. Knudson, 260,542 shares; Ms. McDougal, 2,062 shares; Mr. Teti, 10,425 shares; and Mr. Tremmel 24,453 shares. Dr. Goldfischer has assigned the shares underlying his options to Bay City Capital Fund IV, L.P. and Bay City Capital Fund IV Co-Investment Fund, L.P. upon the exercise of these options.

(3)	Based on information known to us or contained in a Schedule 13G filed with the SEC on February 8, 2016 by Hudson Bay Capital Management, L.P. (“Hudson Bay”). As of September 30, 2016, Hudson Bay has voting power and dispositive power of (i) 189,011 shares and (ii) 7,245,002 shares issuable within 60 days of September 30, 2016 upon conversion of 7.0% senior convertible notes originally issued on January 11, 2016 and May 2, 2016, in the original principal amounts of $3,520,000 and $2,000,000, respectively (the “Hudson Bay Notes”). When issued, the Hudson Bay Notes were not convertible to the extent that the total number of shares then beneficially owned by a reporting person and its affiliates and any other persons whose beneficial ownership of shares would be aggregated with such reporting person for purposes of Section 13(d) of the Exchange Act of 1934, as amended, would exceed 4.99% (the “Maximum Percentage”). However, pursuant to a pre-existing right contained in the Notes, on June 28, 2016, Hudson Bay instructed EnteroMedics to increase the Maximum Percentage from 4.99% to 9.99%, which became effective 61 days following the date of the instruction (i.e., August 28, 2016).

(4)	Based on information known to us or contained in a Schedule 13G jointly filed with the SEC on August 26, 2016 by CVI Investments, Inc. (“CVI”) and Heights Capital Management (“Heights”). CVI and Heights have shared voting power and shared dispositive power of (i) 1,344,249 shares and (ii) 6,089,764 shares issuable within 60 days of September 30, 2016 upon conversion of 7.0% senior convertible notes originally issued on January 11, 2016 and May 2, 2016, in the original principal amounts of $3,080,000 and $1,750,000, respectively (the “CVI Notes”). When issued, the CVI Notes were not convertible to the extent that the total number of shares then beneficially owned by a reporting person and its affiliates and any other persons whose beneficial ownership of shares would be aggregated with such reporting person for purposes of Section 13(d) of the Exchange Act of 1934, as amended, would exceed 4.99% (the “Maximum Percentage”). However, pursuant to a pre-existing right contained in the CVI Notes, on August 17, 2016, CVI instructed EnteroMedics to increase the Maximum Percentage from 4.99% to 9.99%, which became effective 61 days following the date of the instruction (i.e., October 17, 2016).

(5)	Mr. Lea retired from his position as Chief Financial Officer and Chief Compliance Officer effective October 3, 2016.

(6)	Consists of 27,373 shares owned by Mr. DeLange and 171 shares owned by Mr. DeLange’s son.

(7)	Based on information supplied to us or filed with the SEC by Bay City Capital LLC (“BCC”) on behalf of Bay City Capital Fund IV, L.P. (“Fund IV”), Bay City Capital Fund IV Co-Investment Fund, L.P. (“Co-Investment IV”) and Bay City Capital Management IV LLC (“Management IV”), each of which has shared voting power and shared dispositive power of 326,964 shares. BCC is the manager of Management IV, which is the general partner of Fund IV and Co-Investment IV. BCC is also an advisor to Fund IV and Co-Investment IV. Carl Goldfischer, a Managing Director of BCC and a member of Management IV, is a member of our Board of Directors and has sole voting and dispositive power of 7,787 shares.

(8)	Dr. Knudson retired from his position as Chairman of the Board of Directors of the Company effective October 14, 2016.

(9)	Includes 520,225 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days of September 30, 2016, inclusive of the options exercisable as described in footnote (2).

PROPOSAL 1—AMENDMENT TO THE FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

After careful consideration, our Board of Directors (the “Board”) has unanimously determined that it would be in the best interests of the Company and our stockholders to amend Article IV, Section 1 of our Fifth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.01 per share, to 300 million shares (the “Authorized Share Increase”).

As of October 31, 2016, we had 85,894,465 shares of common stock outstanding, 518,251 shares of common stock issuable upon the exercise of options outstanding under our Amended and Restated 2003 Stock Incentive Plan (the “Incentive Plan”) at a weighted average exercise price of $25.55 per share; 797,080 shares of our common stock reserved for future issuance under the Incentive Plan; 896,667 shares of our common stock issuable upon the exercise of options granted as inducement awards at a weighted average exercise price of $2.73 per share; 3,953,413 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $3.37 per share; and the remaining authorized shares of our common stock have been reserved for issuance upon conversion of our 7.0% senior amortizing convertible notes (the “Notes”) and the exercise of the common stock warrants issued with the Notes (the “Note Warrants”). As a result, as of October 31, 2016, we did not have any shares that were not outstanding or reserved for issuance. In order to comply with our obligations under the Notes, we will need to increase the number of shares we have authorized under our Certificate of Incorporation so we can meet the reserve requirement under the Notes. Pursuant to the terms of the Notes, as of October 31, 2016, we would have needed to reserve an additional 18,175,423 shares to meet our obligations under the Notes.

The amendment to the Certificate of Incorporation for the Authorized Share Increase will be filed as soon as practicable following the approval of the Authorized Share Increase by our stockholders. The Authorized Share Increase will allow us to fulfill our obligations under the Notes and the Note Warrants and to conduct a public offering of equity for the purpose of increasing our stockholders’ equity capital and regaining compliance with the Stockholders’ Equity Requirement prior to being delisted from the Nasdaq Stock Market (“Nasdaq”), as discussed below.

The additional shares of common stock for which authorization is sought would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Such additional shares would not (and the shares of common stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights.

The affirmative vote of the holders of a majority of outstanding shares entitled to vote at the Special Meeting is necessary to approve this amendment to the Certificate of Incorporation.

Effect of the Amendment

Approval of this Proposal 1 will cause Section 1 of Article IV of our Certificate of Incorporation to be amended and restated in its entirety, as follows (the “Authorized Share Amendment”):

Article IV

1. Authorized Stock. The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock, par value $0.01 per share, and Common Stock, par value $0.01 per share. The total number of shares of Preferred Stock authorized is 5,000,000. The total number of shares of Common Stock authorized is 300,000,000.

Reason for the Amendment

As of October 31, 2016, we have issued or reserved for issuance all of our authorized shares of common stock and do not have enough authorized shares to fulfill our obligations under the Notes and the Note Warrants. Consequently, we are contractually obligated to call a stockholder meeting to increase the number of shares we have reserved.

Our common stock currently trades on The Nasdaq Capital Market under the symbol “ETRM.” The Nasdaq Marketplace Rules contain various continued listing criteria that companies must satisfy in order to remain listed on the exchange. In May 2016, we received written notices from Nasdaq stating that we were not in compliance with the following two Nasdaq listing requirements: (i) the requirement that we have a minimum of $2.5 million stockholders’ equity (the “Stockholders’ Equity Requirement”) and (ii) the $1.00 minimum bid price stock price requirement (the “Minimum Bid Rule”), described further in Proposal 2 below.

On July 19, 2016, we received a letter from Nasdaq granting us an extension until November 14, 2016 to regain compliance with the Stockholders’ Equity Requirement. The extension was granted based on the plan we submitted to Nasdaq to regain compliance with the Stockholders’ Equity Requirement through a combination of Note conversions and accelerated principal and interest amortizations and infusions of equity capital prior to the deadline. In connection with the plan submitted to Nasdaq, we entered into an amendment to the Purchase Agreement (as defined below) with the holders of the Notes to facilitate conversions and allow us to incentivize further conversions of the outstanding Notes into equity. Since entering into the amendment, we have experienced a significant increase in accelerated principal and interest amortizations at the election of the holders and we have continued to offer incentives to the holders of the Notes to facilitate conversions of the outstanding Notes into equity through the record date. Through September 30, 2016, $12.6 million of aggregate principal and interest amounts of the Notes was converted or accelerated by the holders into approximately 67.3 million shares of our common stock. Through November     , 2016, an additional $        million in aggregate principal and interest amounts of the Notes has been converted or accelerated by the holders into          million shares of our common stock and there is $        million of aggregate principal and interest amounts of the Notes outstanding as of November     , 2016. Based on the price of our common stock on November     , 2016 of $        , we would need to reserve an additional              shares to convert the Notes at that price.

Additionally, pursuant to the plan we submitted to Nasdaq to regain compliance with the Stockholders’ Equity Requirement, we anticipate conducting a public offering of equity for the purpose of increasing our stockholders’ equity capital and regaining compliance with the Stockholders’ Equity Requirement. The Authorized Share Increase will be necessary to conduct an offering of common stock in the amount necessary to regain compliance. If the Authorized Share Increase is approved, we expect to conduct a firm commitment underwritten public offering of our common stock and of warrants to purchase our common stock, although we have not yet received any commitments to purchase our common stock. Alternatively, based on investor demand, we may elect to issue shares of our currently authorized preferred stock in the offering that will be convertible into our common stock. If there is sufficient investor demand and interest, we intend to increase the size of the currently contemplated offering of common stock to raise additional capital to fund our operations and for general corporate purposes. As we do not expect to be in compliance with the Stockholders’ Equity Requirement prior to November 14, 2016, we expect to receive a notice of delisting after November 14, 2016, and will then appeal to Nasdaq for a hearing before a Listing Qualification Panel prior to being delisted. There can be no guarantee that a hearing will be granted, or that we will be able to regain compliance with the Stockholders’ Equity Requirement prior to being delisted, or at all.

The primary reasons for the Authorized Share Increase are to enable us to fund our operations and other corporate purposes in the future and to ensure that we have enough authorized shares of common stock to meet our obligations under the Notes and Note Warrants. We have financed our operations to date principally through the sale of equity securities, debt financing and interest earned on investments. As of June 30, 2016, we had $11.5 million of cash and cash equivalents to fund our anticipated operations for the remainder of 2016 and into

2017. Additional authorized but unissued shares of common stock will enable us to take advantage of market conditions and the availability of favorable financing and acquisition opportunities without the delay and expense associated with convening a special stockholders’ meeting (unless otherwise required by the rules of any stock exchange on which our common stock may then be listed). Additional authorized shares also may be used by us to issue stock dividends (including stock splits issued in the form of stock dividends), for the grant of stock options or other equity-based compensation under the Incentive Plan, for an acquisition by the Company of businesses or properties, for future equity financings and for other general corporate purposes.

The Authorized Share Increase will permit our Board to approve the issuance of shares without the necessity and related costs and delays of either calling a special stockholders’ meeting or waiting for an annual meeting of stockholders in order to increase the authorized capital.

Unless required by law or by the rules of any stock exchange on which our common stock may in the future be listed, no further vote by the stockholders will be sought for any issuance of these additional shares of authorized common stock. Under existing Nasdaq regulations, approval by a majority of the holders of common stock is required prior to the issuance of securities in connection with a transaction other than a public offering involving: (1) the sale, issuance or potential issuance of our common stock at a price less than the greater of book or market value which together with sales by officers, directors or beneficial owners of more than 5% of the common stock of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (2) the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

The Authorized Share Increase will also ensure that we are able to fulfill our obligations under the Notes, the issuance of which was previously approved by our stockholders at a special meeting held on December 21, 2015. On November 4, 2015, we entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors to issue an aggregate principal amount of $25.0 million of the Notes along with the Note Warrants. Each Note was sold with a Note Warrant with an exercise price of $4.65 per share. We issued and sold Notes and Note Warrants for aggregate total proceeds of $1.5 million at the first closing on November 9, 2015 (the “First Closing”) and issued and sold Notes and Note Warrants for an additional $11.0 million in aggregate total proceeds at the second closing on January 11, 2016 (the “Second Closing”). Pursuant to two amendments to the Purchase Agreement entered into on May 2, 2016 (the “First Amendment”), and July 14, 2016 (the “Second Amendment”), we issued and sold Notes and Note Warrants for aggregate total proceeds of $6.25 million at the third closing on May 2, 2016 (the “Third Closing”) and the remaining amount of Notes and Note Warrants, up to $6.25 million, will be issued and sold at the fourth closing, which is scheduled to occur no later than December 1, 2016 (the “Fourth Closing”), subject to certain terms and conditions.

The Notes were initially convertible into shares of our common stock at a price equal to $4.35 per share with an aggregate principal amount of $25.0 million. Per the terms of the Notes, the conversion price was adjusted to $1.09 per share on January 29, 2016, the 16th trading day following the 1-for-15 reverse split of our outstanding common stock that became effective after trading on January 6, 2016. The Notes are payable in monthly installments, accrue interest at a rate of 7.0% per annum from the date of issuance and will mature 24 months after the First Closing, unless converted or redeemed earlier. The monthly installments may be paid, at our election, in either cash or shares of our common stock at a discount to the then-current market price. Additionally, at their election, the holders may accelerate the payment of principal and interest amortizations through the issuance of shares based on the previous month’s installment price.

The Notes are also convertible from time to time, at the election of the holders, into shares of the Company’s common stock at a conversion price of $1.09 per share unless the holder, together with its affiliates, exceeds the beneficial ownership cap of 4.99% or 9.99%, as applicable immediately after giving effect to the conversion. The Second Amendment provides that we may reduce the conversion price of the Notes from time to time in order to incentivize the holders of the Notes to convert their Notes into shares of our common stock. In addition, at the Fourth Closing, the holders of the Notes will be obligated to purchase at least 50% of the aggregate principal of the Notes they convert, either on a voluntary or installment conversion basis, on and after July 1, 2016, up to an aggregate principal amount of $6.25 million, although no holder will be obligated to purchase more Notes than originally scheduled in the First Amendment. Pursuant to the terms of the Notes, we are required to reserve the number shares of common stock equal to 125% of the number of shares necessary to effect the conversion of the aggregate principal and interest amounts of all of the Notes then outstanding into shares of our common stock at a discount to the then-current market price. If we do not have enough authorized shares to meet this requirement, we are required under the terms of the Notes to call a meeting of our stockholders and seek approval for an increase in our authorized shares so that we are able to reserve enough shares to meet this requirement. If we do not have enough authorized shares available to allow us to issue shares upon the conversion or the acceleration of any principal and interest amount of an outstanding Note, or we are unable to reserve enough shares of common stock to meet this requirement, and we are unable to obtain approval from our stockholders to increase the number of shares of common stock we have authorized, we will be in default under the Notes. If an event of default occurs, each holder may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) up to 125% of the amount being redeemed, and (ii) the intrinsic value of the shares of common stock then issuable upon conversion of the Note.

Our anticipated operations include plans for the controlled commercial launch of vBloc Therapy, delivered via the Maestro Rechargeable System, which was approved by the FDA on January 14, 2015. We believe that we have the flexibility to manage the growth of our expenditures and operations. In order to accelerate the execution of our business plans, we may need to raise additional funds after we regain compliance with the Stockholders’ Equity Requirement. Obtaining funds through the sale of additional equity and debt securities may result in dilution to our stockholders. If we raise additional funds through the issuance of debt securities, these securities could have rights senior to those of our common stock and could contain covenants that would restrict our operations. The sale of additional equity may require us to seek further approvals from our stockholders to increase the number of shares of common stock we have authorized under our Certificate of Incorporation. We may require additional capital beyond our currently forecasted amounts. Any such required additional capital may not be available on reasonable terms, if at all. If we are unable to obtain additional financing, we may be required to reduce the scope of, delay, or eliminate some or all of, our planned research, development and commercialization activities, which could materially harm our business. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to products or proprietary technologies, or grant licenses on terms that are not favorable.

Our current expectations for the period of time through which our financial resources will be adequate to support our operations, the costs to complete development of products and the cost to commercialize our products involve risks and uncertainties, and actual results could vary materially and negatively as a result of a number of factors, including the factors discussed in Part I, Item 1A, Risk Factors, of our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the three months ended March 31, 2016. We could utilize our available capital resources sooner than we currently expect.

Additionally, the issuance in the future of additional authorized shares may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of common stock.

Possible Anti-Takeover Implications of the Amendment

SEC rules require disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. An increase in the number of authorized but unissued shares of our common stock may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. We have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As indicated above, the purpose of the increase in the authorized common stock is to ensure that we have sufficient authorized common stock to, among other things, take timely advantage of market conditions and the availability of favorable financing and acquisition opportunities without the delay and expense associated with convening a special stockholders’ meeting (unless otherwise required by the rules of any stock exchange on which the Company’s common stock may then be listed). However, the Company’s authorized but unissued common shares could (within the limits imposed by applicable law, regulation and Nasdaq rules) be issued in one or more transactions that could make a change of control more difficult and therefore more unlikely.

Our Board did not propose the Authorized Share Increase in response to any effort known to our Board to accumulate common stock or to obtain control of the company by means of a merger, tender offer or solicitation in opposition to management. Further, our Board does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed as limiting the ability of third parties to take over or effect a change of control.

Other Provisions that may affect the Acquisition of Control of the Company

SEC rules also require that we discuss other provisions of our Certificate of Incorporation and our Bylaws that could make the acquisition of control of the company or the removal of our existing management more difficult, which include the following:

•	the Company does not provide for cumulative voting for directors;

•	the Company has a classified Board with each class serving a staggered three-year term;

•

our Board fixes the size of the Board within certain limits, may create new directorships and may appoint new directors to serve for the full term. The Board (or its remaining members, even though less than a quorum) also may fill vacancies on the Board occurring for any reason for the remainder of the term;

•	our Board may issue preferred stock without any vote or further action by the stockholders;

•	special meetings of stockholders may be called only by our chairman or Board, and not by our stockholders;

•	our Board may adopt, amend, alter or repeal our Bylaws without a vote of the stockholders;

•	all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting; and

•

the Company has advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, which generally require that stockholder proposals and nominations be provided to us between 90 and 120 days before the anniversary of our last annual meeting in order to be properly brought before a stockholder meeting.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with our Board.

Effective Date

Delaware law and the Certificate of Incorporation require approval of the Authorized Share Amendment. If the Authorized Share Amendment is approved by a majority of the outstanding shares entitled to vote thereon, we will amend Section 1 of Article IV to increase the number of authorized common stock as described above. The Authorized Share Increase will become effective upon the filing of the Authorized Share Amendment with the Delaware Secretary of State. We plan to file the Authorized Share Amendment with the Delaware Secretary of State as soon as practicable following approval of the Authorized Share Increase by our stockholders. The only change in our existing Certificate of Incorporation as a result of the Authorized Share Amendment would be the numeric change required to reflect the increase of the number of authorized common shares.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ or appraisal rights with respect to the Authorized Share Increase, and we will not independently provide stockholders with any such rights.

Required Vote of Stockholders

Approval of the Authorized Share Increase requires an affirmative vote by the holders of a majority of the shares of our common stock outstanding and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against the proposal. Your broker has discretionary authority to vote your shares with respect to “routine” proposals but not with respect to “non-routine” proposals. We believe that the Authorized Share Increase is a routine matter and so may be voted on by your broker if you do not submit voting instructions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AUTHORIZED SHARE INCREASE.

PROPOSAL 2—APPROVAL OF REVERSE STOCK SPLIT

General

Our Board is hereby soliciting stockholder authorization to amend our Certificate of Incorporation in the form set forth in Appendix A to this Proxy Statement (the “Reverse Stock Split Amendment”) to effect a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”) upon a determination by the Board of Directors that such amendment is necessary and appropriate to maintain the continued listing of the common stock on The Nasdaq Capital Market, and such Reverse Stock Split shall be at a ratio of between 1-for-20 and 1-for-70, inclusive, which ratio will be selected at the sole discretion of our Board at any whole number in the above range, with any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split being rounded up to the nearest whole share. A vote “FOR” the Reverse Stock Split will constitute approval of the Reverse Stock Split Amendment providing for the combination of between twenty and seventy shares of common stock, inclusive, as determined in the sole discretion of our Board, into one (1) share of common stock. If our stockholders approve this proposal, our Board will have the authority, but not the obligation, in its sole discretion and without further action on the part of our stockholders, to select the Reverse Stock Split ratio in the above range and implement the Reverse Stock Split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment but prior to the date of our 2017 annual meeting of stockholders (the “2017 Annual Meeting”). The Board reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval, our Board may consider, among other things, various factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock;

•	our ability to continue our listing on The Nasdaq Capital Market;

•	which Reverse Stock Split ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions.

Our Board believes that a Reverse Stock Split at a ratio of between 1-for-20 and 1-for-70, inclusive, as currently proposed, will be effective to increase the per share trading price of our common stock above the minimum bid price of $1.00 per share required by Nasdaq to be listed on The Nasdaq Capital Market, as further discussed below.

If our stockholders approve the Reverse Stock Split, the Board may implement the Reverse Stock Split promptly if necessary to satisfy either the Stockholders’ Equity Requirement or the Minimum Bid Rule and so maintain our listing on The Nasdaq Capital Market. However, the Board reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders. The Board also reserves the right to delay the Reverse Stock Split until the 2017 Annual Meeting .

Purpose of the Reverse Stock Split

Our common stock currently trades on The Nasdaq Capital Market under the symbol “ETRM.” The Nasdaq Marketplace Rules contain various continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that a company’s common stock has a bid price that is greater than or equal to $1.00 per share.

In May 2016, we received written notices from Nasdaq stating that we were not in compliance with the Minimum Bid Rule and the Stockholders’ Equity Requirement. We have 180 calendar days from the May 9, 2016 notice date to regain compliance with the Minimum Bid Requirement. If we do not regain compliance with the Minimum Bid Rule by November 4, 2016, we may request an additional 180 days in order to regain compliance, provided that we meet the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on Nasdaq other than the Minimum Bid Rule and we provide Nasdaq with written notice of our intention to cure the deficiency by effecting a reverse stock split, if necessary. In order to receive the 180 day extension, we will need to regain compliance with the Stockholders’ Equity Requirement or receive a waiver from Nasdaq.

On July 19, 2016, we received a letter from Nasdaq granting the Company an extension until November 14, 2016 to regain compliance with the Stockholders’ Equity Requirement. The extension was granted based on the plan we submitted to Nasdaq to regain compliance with the Stockholders’ Equity Requirement through a combination of note conversions and accelerated principal and interest amortizations and infusions of equity capital prior to the deadline. Pursuant to the plan the Company submitted to Nasdaq to regain compliance with the Stockholders’ Equity Requirement, we will need to conduct an offering of our common stock in order to increase our stockholders’ equity capital and regain compliance with the Stockholders’ Equity Requirement prior to the deadline for delisting. There can be no guarantee that we will be able to regain compliance with the Stockholders’ Equity Requirement prior to the deadline, or at all.

If we do not regain compliance with the Minimum Bid Rule in either the initial period, or within the period of any extension we are granted, Nasdaq will provide us with written notice that our securities are subject to delisting. At that time, we may appeal the determination to delist our securities to a Listing Qualifications Panel, which would require that we provide the Listing Qualifications Panel with a plan to regain compliance. We believe, however, that the only credible plan to regain compliance with the Minimum Bid Rule is to implement a reverse stock split to increase the per share trading price of our common stock above Nasdaq’s minimum bid price requirement of $1.00 per share.

Our Board has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Capital Market. Delisting from Nasdaq would adversely affect our ability to raise additional financing through the public or private sale of equity securities and would significantly affect the ability of investors to trade our securities. Delisting would also negatively affect the value and liquidity of our common stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets.

The primary purpose of the Reverse Stock Split is to increase the per share trading price of our common stock in order to maintain the eligibility of our common stock for listing on The Nasdaq Capital Market. We believe that the Reverse Stock Split would allow us to regain compliance with the Minimum Bid Rule. Additionally, a secondary purpose of the Reverse Stock Split is to enhance the marketability of our common stock by increasing the price per share. We believe the current price per share of our common stock diminishes the effective marketability of our common stock because of the reluctance of many leading brokerage firms to recommend lower-priced stock to their clients. Additionally, the policies and practices of a number of brokerage firms with respect to the payment of commissions based on stock price tend to discourage individual brokers within those firms from dealing in lower-priced stocks.

If our stockholders approve the Reverse Stock Split, we intend to implement the Reverse Stock Split promptly. However, the Board reserves the right to abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders.

IF OUR STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL, WE WILL LIKELY BE DELISTED FROM THE NASDAQ CAPITAL MARKET DUE TO OUR FAILURE TO MAINTAIN A MINIMUM BID PRICE FOR OUR COMMON STOCK OF $1.00 PER SHARE AS REQUIRED BY THE NASDAQ MARKETPLACE RULES.

Impact of the Reverse Stock Split, if Implemented

If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Our authorized capital stock currently consists of 150 million shares of common stock, par value $0.01, and 5 million shares of preferred stock, par value $0.01. If the Authorized Share Increase is approved, we will have an additional 150 million shares of common stock authorized, for a total of 300 million shares of common stock authorized. The Reverse Stock Split will not change the number of authorized shares of our common stock, regardless of whether the Authorized Share Increase is approved.

The table below sets forth, as of October 31, 2016 and for illustrative purposes only, certain effects of potential Reverse Stock Split ratios of between 1-for-20 and 1-for-70, inclusive, including on our total outstanding common stock equivalents (without giving effect to the treatment of fractional shares).

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split		Common Stock and Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios
	Shares	Percent of Total	1-for-20	1-for-45	1-for-70
Common stock outstanding	85,894,465	94.1%	4,294,724	1,908,766	1,227,064
Common stock underlying warrants	3,953,413	4.3%	197,671	87,854	56,478
Common stock underlying options	1,414,918	1.6%	70,746	31,443	20,214
Total common stock and equivalents	91,262,796	100.0%	4,564,141	2,028,063	1,303,756
Common stock available for future issuance(1)	58,737,204		145,436,859	147,971,937	148,696,244

(1)	The common stock available for future issuance is based on 150 million shares of common stock authorized for issuance. If the Authorized Share Increase is approved, then the number of shares available will increase by 150 million in each case.

The principal effects of the Reverse Stock Split will be as follows:

•

each twenty to seventy shares of common stock, inclusive, as determined in the sole discretion of our Board, owned by a stockholder, will be combined into one new share of common stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;

•	the number of shares of common stock issued and outstanding will be reduced accordingly, as illustrated in the table above;

•

proportionate adjustments will be made to the per share exercise prices and/or the number of shares issuable upon exercise or conversion of outstanding options, warrants, and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

•

significantly increase the number of authorized and unissued shares of common stock available to (i) settle the exercise or conversion of our issued and outstanding convertible or exchangeable securities, and (ii) issue in future equity financings; and

•	the number of shares reserved for issuance under the securities described immediately above will be reduced proportionately.

Certain Risks Associated with the Reverse Stock Split

Certain risks associated with the Reverse Stock Split are as follows:

•

If the Reverse Stock Split is approved and implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•

There can be no assurance that the Reverse Stock Split will result in any particular price for our common stock. In addition, we will have fewer shares that are publicly traded. As a result, the trading volume and the liquidity of our common stock may decline.

•

There can be no assurance that the market price per share of our common stock after the Reverse Stock Split will increase and remain in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on October 31, 2016 of $0.08 per share, if the Reverse Stock Split at a ratio of 1-for-20 is approved and implemented, there can be no assurance that the post-split market price of our common stock would be $1.60 or greater. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

•

The Reverse Stock Split will dramatically reduce the number of issued and outstanding shares of common stock relative to the number of authorized shares of common stock, of which there are currently 150 million authorized shares, which could potentially be increased to 300 million authorized shares if the Authorized Share Increase is approved and implemented. A large amount of available shares of Common Stock could have adverse consequences, including but not limited to (i) if the price of our Common Stock continues to decrease, the number of shares of common stock required to convert the Notes will continue to increase, and we may be required to issue a large number of shares of common stock to settle such conversions, which could massively dilute current stockholders and (ii) our current stockholders could be potentially diluted by future issuances of shares of Common stock for capital raising purposes, to acquire additional assets, for equity compensation of officers and directors and for other corporate purposes.

•

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Our Board intends to implement the Reverse Stock Split, if approved by our stockholders, because the Board believes that a decrease in the number of shares is likely to improve the trading price of our common stock and allow us to regain compliance with the $1.00 minimum bid price required by the Nasdaq Marketplace Rules. The Board therefore believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, the Board reserves its right to abandon the Reverse Stock Split if it determines, in its sole discretion, that it would no longer be in the best interests of the Company and its stockholders to implement the Reverse Stock Split.

Effective Time

The proposed Reverse Stock Split would become effective as of 12:01 a.m., Eastern time (the “Effective Time”) on the date specified in the Reverse Stock Split Amendment filed with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our common stock in accordance with the Reverse Stock Split ratio of between 1-for-20 and 1-for-70, inclusive and the number of shares of common stock authorized will remain the same. The Reverse Stock Split will not change the number of authorized shares of our common stock, regardless of whether the Authorized Share Increase is approved.

After the Effective Time, our common stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless our common stock is delisted by Nasdaq because of our failure to comply with the Minimum Bid Rule or the Stockholders’ Equity Requirement, our common stock will continue to be listed on The Nasdaq Capital Market under the symbol “ETRM,” although Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that the Reverse Stock Split has occurred.

Board Discretion to Implement the Reverse Stock Split

If stockholder approval is obtained for the Reverse Stock Split, the Board expects to select an appropriate ratio and implement the Reverse Stock Split promptly. However, the Board reserves the authority to decide, in its sole discretion, to delay or abandon the Reverse Stock Split after such vote and before the effectiveness of the Reverse Stock Split if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. The Board will, however, implement the Reverse Stock Split, if at all, prior to the date of our 2017 Annual Meeting.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

No Going-Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for the Reverse Stock Split to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Exchange Act. In fact, since all fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share, there will be no reduction in the number of stockholders of record that could provide the basis for a going-private transaction.

Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold In “Street Name”)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e., Stockholders Who Are Registered on the Transfer Agent’s Books and Records but Do Not Hold Stock Certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Effect on Options, Warrants, and Notes

If the Reverse Stock Split is approved and implemented, all outstanding equity awards under our Incentive Plan, all other outstanding equity awards and any common stock warrants outstanding will be adjusted by the ratio selected by the Board and will be rounded down to the nearest whole share and a corresponding adjustment will be made to their exercise price, with the exercise price rounded up to the nearest whole cent. Additionally, the number of shares of our common stock authorized for issuance under all stock based awards granted pursuant to the Incentive Plan will also be adjusted by the Reverse Stock Split ratio selected by the Board. As of October 31, 2016, we had 518,251 shares of common stock issuable upon the exercise of options outstanding under the Incentive Plan at a weighted average exercise price of $25.55 per share; 797,080 shares of our common stock reserved for future issuance under the Incentive Plan; 896,667 shares of our common stock issuable upon the exercise of options granted as inducement awards at a weighted average exercise price of $2.73 per share; and 3,953,413 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $3.37 per share. Additionally, if the Second Amended and Restated 2003 Stock Incentive Plan (the “Second A&R Incentive Plan”) is approved, we will have an additional 40,000,000 shares of our common stock authorized for issuance under all stock based awards granted pursuant to the Second A&R Incentive Plan at the time of the Reverse Stock Split that will also be adjusted by the Reverse Stock Split ratio selected by the Board. No cash payment will be made in respect of any fractional share. The Reverse Stock Split will not affect the expiration date of outstanding stock options or warrants.

The conversion price of all of our outstanding Notes and the number of shares of our common stock we have reserved for issuance upon conversion of the Notes and the exercise of the Warrants will also be adjusted by the ratio selected by the Board. Additionally, the conversion price of the Notes and the exercise price of the Note Warrants will be adjusted after the 16th trading day following the Reverse Stock Split if the Event Market Price, as determined pursuant to the terms of the Notes and the Note Warrants, is less than the then-current conversion price of the Notes or the exercise price of the Note Warrants, as applicable.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our common stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Material United States Federal Income Tax Considerations

Any discussion of tax matters set forth in this Proxy Statement was not intended or written to be used, and cannot be used by you, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Stockholders should seek advice based on their particular circumstances from an independent tax advisor.

The following is a summary of material United States federal income tax consequences of the Reverse Stock Split to holders of our common stock. Except where noted, this summary deals only with our common stock that is held as a capital asset for federal income tax purposes.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of common stock and does not deal with non-United States, state, local or other tax considerations that may be relevant to stockholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a person who acquired our common stock pursuant to the exercise of compensatory stock options or the vesting of restricted shares of common stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

We believe that the Reverse Stock Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split common stock for shares of post-split common stock. The post-split common stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate basis equal to the aggregate basis of the pre-split common stock held by that stockholder immediately prior to the Reverse Stock Split. Similarly, a stockholder’s holding period for the post-split common stock will be the same as the holding period for the pre-split common stock exchanged therefor.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding alternative characterizations of the Reverse Stock Split for United States federal income tax purposes.

Required Vote of Stockholders

Approval of the Reverse Stock Split requires an affirmative vote by the holders of a majority of the shares of our common stock outstanding and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against the proposal. Your broker or nominee has discretionary authority to vote your shares with respect to “routine” proposals but not with respect to “non-routine” proposals. We believe that the Reverse Stock Split is a routine matter and so may be voted on by your broker if you do not submit voting instructions.

If the required votes for this proposal are obtained, then our Board will have the authority to select the Reverse Stock Split ratio in the stated range and authorize the filing of the Reverse Stock Split Amendment in substantially the form attached to this Proxy Statement as Appendix A at any time after the approval of the Reverse Stock Split but prior to the date of our 2017 Annual Meeting. Our Board reserves the right to abandon the proposed Reverse Stock Split at any time prior to the effectiveness of the filing of the Reverse Stock Split Amendment with the Delaware Secretary of State, notwithstanding approval of the proposed Reverse Stock Split by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT.

PROPOSAL 3—APPROVAL OF THE SECOND AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

Our Board has approved, subject to stockholder approval, the Company’s Second Amended and Restated 2003 Stock Incentive Plan to amend and restate the Company’s current Amended & Restated 2003 Stock Incentive Plan (the “Incentive Plan”). If approved by our stockholders, the amendments included in the Second A&R Incentive Plan would:

•	increase the number of shares authorized for issuance under the Incentive Plan by 38,680,000 shares, from 1,320,000 shares to 40,000,000 shares;

•	clarify how shares covered by an award under the Incentive Plan are counted against the number of shares remaining for issuance;

•

clarify that a change in control includes: (i) a change in beneficial ownership of our securities after the date of the agreement resulting in a new beneficial owner holding 50% or more of the combined voting power of our securities; (ii) a majority of the Board ceases to be composed of continuing directors; (iii) any consolidation or merger involving the Company where the Company is not the surviving corporation or the shares of the Company’s capital stock are converted into cash, securities or other property, except if the Company is the surviving corporation and its stockholders immediately prior to the transaction maintain a proportionate ownership in the Company’s stock following the transaction; (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (v) any liquidation or dissolution of the Company; or (vi) a majority of the continuing directors determine, in their sole and absolute discretion, that there has been a change in control. However, in no case shall an award agreement issued under the Second A&R Incentive Plan provide for accelerated exercisability of any award or the lapse of restrictions relating to any award in connection with a change in control event other than a change in control as defined in the Second A&R Incentive Plan.

•	limit the aggregate value of awards granted to non-employee directors in a calendar year;

•

prohibit the grant of other stock-based awards, with methods of payment and other relevant terms determined by the Compensation Committee, that contain a purchase right or an option-like exercise feature;

•

prohibit the granting of performance awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) if the stockholders have not approved the performance goals within the last five years; and

•	make certain administrative changes and clarifications.

As of October 31, 2016, there were 518,251 shares that had been issued or which were subject to outstanding awards under the Incentive Plan, and there remained 797,080 shares available for grant under the Incentive Plan. We are asking our stockholders to approve the Second A&R Incentive Plan, including the increase in the shares authorized under the Incentive Plan, as our Board and management believe that stock-based awards under the Incentive Plan are instrumental in attracting, motivating and retaining talented employees, management personnel and non-employee directors. The availability of stock-based compensation not only increases employees’ focus on the creation of stockholder value, but also enhances employee retention and generally provides increased motivation for our employees to contribute to our future success. The Incentive Plan is the only stockholder approved plan pursuant to which we can grant stock options and other forms of stock-based compensation, and the limited number of shares remaining available under the Incentive Plan restricts the Board’s ability to make stock-based awards. For these reasons, our Board believes that approval of the Second A&R Incentive Plan is needed and is in the best interests of the company and our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Special Meeting is necessary to approve the Second A&R Incentive Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SECOND AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN.

Description of the Incentive Plan

The following is a summary of the key provisions of the Incentive Plan, as amended and restated, assuming that stockholders approve this Proposal 3. This summary does not purport to be a complete description of all the provisions of the Incentive Plan, and it is qualified in its entirety by reference to the full text of the Second A&R Incentive Plan, which is marked to show the changes to the Incentive Plan. A copy of the Second A&R Incentive Plan, as amended to reflect Proposal 3, is attached as Appendix B to this proxy statement and has been filed with the SEC and is available at www.sec.gov.

Administration

The Board has appointed the Compensation Committee to administer the Incentive Plan. As a result, the Compensation Committee has the authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Incentive Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the Incentive Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has the authority to interpret the Incentive Plan and establish rules and regulations for the administration of the Incentive Plan.

The Compensation Committee may delegate its powers under the Incentive Plan to one or more officers or directors of EnteroMedics or a committee of such officers or directors, except that the Compensation Committee may not delegate its powers to grant awards to officers or directors of EnteroMedics or any affiliate who are subject to Section 16 of the Exchange Act, in a way that would violate Section 162(m) of the Code or in such a manner as would contravene Section 157 of the Delaware General Corporation Law.

Eligible Participants

Any employee, officer, consultant, independent contractor or non-employee director providing services to us or any of our affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the Incentive Plan. However, only employees of EnteroMedics or our subsidiary are eligible for grants of incentive stock options. As of October 31, 2016, approximately 33 employees and officers, 10 consultants and independent contractors and 7 non-employee directors were eligible to participate in the Incentive Plan.

Shares Available for Awards

The Incentive Plan currently authorizes an aggregate of 1,320,000 shares of our common stock for issuance under all stock-based awards. If the Second A&R Incentive Plan is approved by our stockholders, the maximum number of shares authorized for issuance under the Incentive Plan will be increased by 38,680,000 shares to 40,000,000 shares. If the Second A&R Incentive Plan and the Authorized Share Increase are approved, we will have 13.0% of our authorized shares authorized for awards under the Second A&R Incentive Plan, including awards already granted. Additionally, the adoption of the Second A&R Incentive Plan would occur prior to the implementation of the Reverse Stock Split, and consequently, the number of shares of our common stock authorized for issuance under all stock based awards granted pursuant to the Second A&R Incentive Plan will be adjusted by the Reverse Stock Split ratio selected by the Board.

Certain awards under the Incentive Plan will be subject to the following limitations:

•

No eligible person that may be a “covered person” within the meaning of Section 162(m) of the Code (a “covered person”) may be granted stock options, stock appreciation rights or any other award or awards under the Incentive Plan, the value of which award or awards is based solely on an increase in the value of the shares after the date of grant, and which is intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (qualified performance-based compensation) for more than 2,000,000 shares or, if such award is payable in cash, for an amount greater than the fair market value of 2,000,000 shares at the time of payment.

•

No eligible person that may be a covered person may be granted awards denominated in shares under the Incentive Plan which are intended to represent qualified performance-based compensation (including, without limitation, performance awards, restricted stock and restricted stock units) for more than 2,000,000 shares in the aggregate in any calendar year.

•

The maximum amount payable pursuant to all performance awards denominated in cash under the Incentive Plan which are intended to represent qualified performance-based compensation to any participant that may be a covered person in the aggregate in any calendar year shall be $10,000,000 in value, whether payable in cash, shares or other property.

The Compensation Committee may adjust the Incentive Plan or outstanding awards in a manner it deems equitable if it is necessary in order to prevent the dilution or enlargement of such benefits or potential benefits in the case of a stock dividend or other distribution, recapitalization, stock split, merger, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights or other similar corporate transaction or event. As a result of such changes, and provided that the number of shares covered by any award or to which any award relates will always be a whole number, the Compensation Committee may adjust the number and type of shares (or other securities or property) subject to outstanding awards or that may be made the subject of future awards and/or the purchase or exercise price of any award.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the shares previously set aside for such award will be available for future awards under the Incentive Plan. The shares available for award under the Incentive Plan may also include shares previously reacquired by EnteroMedics and designated as treasury shares.

Types of Awards and Terms and Conditions

The Incentive Plan permits the granting of: stock options (including both incentive and non-qualified stock options), stock appreciation rights (“SARs”), restricted stock and restricted stock units, performance awards, dividend equivalents, other stock grants and other stock-based awards. The Compensation Committee, in its discretion, may grant awards alone or in addition to, in tandem with or in substitution for any other award. Awards granted in addition to or in tandem with other awards may be granted either at the same time as or at a different time from the grant of another award. The specific terms of each award are provided in separate award agreements.

Stock Options. Stock options awarded under the Incentive Plan may be either “incentive” stock options or “non-qualified” stock options under the Code. Stock options allow the option holder to purchase shares of our stock for a set per-share exercise price determined by the Compensation Committee on the date of grant, and may not be less than the fair market value of our common stock on the date the option is granted, except for those who own more than 10% of the total voting power of our outstanding capital stock, who must be granted stock options with an exercise price of at least 110% of the fair market value of our stock. The exercise price of stock options may be less than fair market value on the date of grant if necessary to comply with the legal requirements of a foreign jurisdiction or if the stock option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with EnteroMedics or any affiliate. The Compensation Committee sets the terms and vesting provisions of stock options, provided that: (i) the aggregate fair market value of shares exercisable for the first time pursuant to incentive stock options held by a participant may not exceed $100,000 in any calendar year, (ii) all incentive stock options must be granted within 10 years from the earlier of the date on which the Incentive Plan was adopted by our Board or approved by our stockholders, (iii) unless sooner exercised, all incentive stock options will expire no later than 10 years after the date of grant or, if the holder possesses more than 10% of the total voting power of our outstanding capital stock on the date of grant, no later than 5 years after the date of grant and (iv) incentive stock options granted under the Incentive Plan will contain such other provisions required in order to qualify as incentive stock options under the Code. No incentive stock option is transferable by the holder, other than by the laws of descent and distribution. An incentive stock option may only be exercised by its holder during his or her lifetime. A non-qualified stock option will be transferable by the holder to a family member, by will, or pursuant to the laws of descent and distribution, or as otherwise permitted pursuant to rules and regulations adopted by the SEC. The Compensation Committee, may permit a participant to transfer a non-qualified stock option to any family member at any time that such participant holds such option as long as such transfer is not for value and the family member may not make subsequent transfers other than by will or the laws of descent and distribution. In addition, the Compensation Committee may permit, in its discretion, the “net exercise” of non-qualified stock options. The exercise price of outstanding stock options may not be lowered through re-pricing, or by canceling any previously granted stock option and replacing that option with a re-grant of the same award without prior approval of our stockholders.

Stock Appreciation Rights. SARs granted under the Incentive Plan entitle the holder, upon exercise, to receive an amount equal to the excess of the fair market value of the shares of stock underlying the SAR at the time of exercise over the exercise price for such shares without tendering any consideration. The exercise or strike price for SARs is determined by the Compensation Committee on the date of grant, and may not be less than the fair market value on the date the SAR is granted. The Compensation Committee sets the terms and vesting provisions of SARs, provided that no SAR may have a term greater than 10 years. The Compensation Committee may, at its discretion, settle SARs in either cash or stock. A SAR may only be exercised by its holder during his or her lifetime. Except as otherwise provided by the Compensation Committee, a holder of a SAR may not sell, transfer, pledge or assign any such rights with respect to the SAR.

Restricted Stock and Restricted Stock Units. The holders of restricted stock own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The restriction period begins on the date of grant and the restrictions may lapse separately or in combination at a time or times in such installments or otherwise as determined by the Compensation Committee and set forth in the award agreement. After the restrictions have lapsed, the holder has all of the rights of a stockholder of our common stock. If the holder’s employment or service to EnteroMedics terminates during the restriction period, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions. The holders of restricted stock awards may not sell, transfer, pledge or assign shares of restricted stock during the restriction period.

Performance Awards. Performance awards are exercisable upon the achievement of performance goals set forth in the agreements covering the performance awards. A performance award granted under the Incentive Plan may be payable in cash or in shares of common stock (including restricted stock), other securities, other awards or other property. Subject to the terms of the Incentive Plan and any award agreement, the length of the performance period, the performance goals to be achieved during the performance period, the amount of any performance award, the payment amount to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Compensation Committee. No performance award intended to qualify as performance-based compensation under Section 162(m) of the Code may be granted if the stockholders have not approved the performance goals within the last five years

Dividend Equivalents. Dividend equivalents entitle the holder to receive payments equivalent to the amount of any cash dividends paid on shares of our common stock. A dividend equivalent may be denominated or payable in cash, shares of stock or other securities, or other awards or property determined in the discretion of the Compensation Committee. The Compensation Committee will also determine any other terms and conditions applicable to the dividend equivalents. The Compensation Committee may not grant dividend equivalents to eligible persons in connection with the grants of options or SARs to such eligible persons and no dividend equivalent payments will be made to a participant with respect to any award prior to the date on which all conditions or restrictions relating to such award (or portion thereof to which the dividend equivalent relates) have been satisfied, waived or lapsed.

Stock Awards and Other Stock-Based Awards. The Compensation Committee also has the authority to grant common stock under the Incentive Plan without restrictions as it deems consistent with the purpose of the Incentive Plan, as well as the authority to grant other stock-based awards, with methods of payment and other relevant terms as determined by the Compensation Committee, provided that such stock-based awards may not contain a purchase right or an option-like exercise feature.

Amendment and Termination

Our Board may amend, alter, or terminate the Incentive Plan at any time provided, however, that any Incentive Plan amendment will be submitted to our stockholders for approval if (i) required by law or by the securities exchange on which our stock is listed, (ii) the failure to obtain such consent causes Rule 16b-3 or Section 162(m) of the Code to be unavailable with respect to the Incentive Plan or (iii) the failure to obtain such consent causes us to be unable, under the Code, to grant incentive stock options under the Incentive Plan. No termination or amendment of the Incentive Plan will in any manner adversely affect an award previously granted under the Incentive Plan without the consent of the applicable award holder. While our Board retains the right to terminate the Incentive Plan as described above, the Incentive Plan will automatically terminate on September 27, 2022, the tenth anniversary of the effective date of the Incentive Plan. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of EnteroMedics or any other similar corporate transaction or event involving EnteroMedics, the Compensation Committee or the Board may provide for, in its sole discretion, upon the consummation of the event: (i) either termination of any award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon exercise of such award or realization of the participant’s rights or replacement of such award with other rights or property selected by the Compensation Committee or the Board, in its sole discretion, (ii) such award to be assumed by the successor or survivor corporation or substituted for similar options, rights or awards, (iii) such award will be exercisable or fully vested with respect to all shares covered thereby notwithstanding anything to the contrary in the award agreement or (iv) such award cannot vest, be exercised or become payable after a date certain in the future which may be the effective date of such event.

Change in Control

The Compensation Committee has discretion to provide in any award agreement under the Incentive Plan that the restrictions on the award may lapse, mature or the award may become exercisable on an accelerated basis upon a change in control of EnteroMedics. A change in control includes: (i) a change in beneficial ownership of our securities after the date of the agreement resulting in a new beneficial owner holding 50% or more of the combined voting power of our securities; (ii) a majority of the Board ceases to be composed of continuing directors; (iii) any consolidation or merger involving the Company where the Company is not the surviving corporation or the shares of the Company’s capital stock are converted into cash, securities or other property, except if the Company is the surviving corporation and its stockholders immediately prior to the transaction maintain a proportionate ownership in the Company’s stock following the transaction; (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (v) any liquidation or dissolution of the Company; or (vi) a majority of the continuing directors determine, in their sole and absolute discretion, that there has been a change in control. However, in no case shall an award agreement provide for accelerated exercisability of any award or the lapse of restrictions relating to any award in connection with a change in control event other than a change in control as defined in the Second A&R Incentive Plan.

Federal Income Tax Matters

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Incentive Plan.

Grant of Options and SARs.

The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options.

Upon the exercise of an incentive stock option, no taxable income is realized by the optionee for purposes of regular income tax. However, the optionee may be required to recognize income for purposes of the alternative minimum tax (“AMT”). If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (i) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) EnteroMedics will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (ii) EnteroMedics generally will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by EnteroMedics.

Exercise of Non-Qualified Stock Options and SARs.

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and EnteroMedics generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and generally are deductible by EnteroMedics.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to EnteroMedics in connection with the disposition of shares acquired under a non-qualified stock option or SAR.

Restricted Stock.

Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is transferable or no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of grant of the restricted stock, and the tax basis will be equal to the fair market value of the shares on the date of grant of the restricted stock (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. EnteroMedics generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents.

Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (i) the amount of cash received under the terms of the award or, as applicable, (ii) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. EnteroMedics generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, the recipient’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants.

As to other grants of shares of our common stock made under the Incentive Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. EnteroMedics generally will be entitled at that time to an income tax deduction for the same amount.

Deductibility of Executive Compensation Under Code Section 162(m).

Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and other performance awards paid under the Incentive Plan are qualified performance-based compensation, EnteroMedics generally will be entitled to a corresponding income tax deduction at the time a recipient recognizes ordinary income from awards made under the Incentive Plan. Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s other three most highly compensated executive officers (excluding the chief financial officer). However, qualified performance-based compensation is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (i) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any recipient pursuant to any performance period, must be approved by a majority of the corporation’s shareholders and (iii) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act.

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified option, an incentive stock option (for purposes of the AMT only), an SAR or a restricted stock unit, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Code if the recipient has had a non-exempt acquisition of shares of EnteroMedics stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period unless a special election is made by the recipient pursuant to Section 83(b) of the Code to recognize income as of the date the shares are received.

Awards Under the Incentive Plan

Because future grants of awards under the Second A&R Incentive Plan are subject to the discretion of the Compensation Committee and the Board, the future awards that may be granted to Incentive Plan participants cannot be determined at this time. The following table sets forth the option awards granted to our named executive officers, executive officers, employees and non-employee directors under the Incentive Plan during fiscal year 2015.

Name and Principal Position During Fiscal Year 2015	Option Awards (Shares)
Mark B. Knudson, Ph.D.(1)	15,000
President and Chief Executive Officer, Executive Chairman
Dan W. Gladney(2)	—
President and Chief Executive Officer
Greg S. Lea(3)	11,655
Chief Financial Officer and Chief Compliance Officer
Scott A. Shikora, M.D.(4)	50,000
Executive Vice President, Medical Affairs and Chief Commercial Officer
Brad Hancock(5)	5,333
Chief Commercial Officer
Adrianus (Jos) Donders(6)	5,000
Senior Vice President of Research and Advanced Development
Katherine S. Tweden, Ph.D.(7)	4,999
Senior Vice President of Research
All executive officers as a group	91,987
All other employees as a group	86,007
All directors who are not executive officers as a group	48,637

(1)	Dr. Knudson retired as an employee of the Company effective December 31, 2015 and as Chairman of the Board effective October 14, 2016.

(2)	Mr. Gladney was hired as President-Elect of the Company on November 2, 2015, and became President and Chief Executive Officer on November 16, 2015.

(3)	Mr. Lea retired as an employee of the Company effective October 3, 2016.

(4)	Dr. Shikora was hired as Executive Vice President of Medical Affairs and Chief Medical Officer on June 1, 2015.

(5)	Mr. Hancock served as our Chief Commercial Officer until his termination on January 6, 2016.

(6)	Effective June 1, 2015, the Board determined Mr. Donders no longer met the requirements to be an executive officer under Rule 405 of the Securities Act.

(7)	Effective June 1, 2015, Dr. Tweden was appointed to the position of Senior Vice President of Research, subject to the direction and control of the CMO, at which point the Board determined Dr. Tweden no longer met the requirements to be an executive officer under Rule 405 of the Securities Act and, as of January 6, 2016, she now serves as our Senior Vice President of Clinical.

The following table sets forth information about our equity compensation plans as of December 31, 2015, the end of our last completed fiscal year:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Second Column)
Equity compensation plans approved by security holders	1,018,752	(1)	$32.83	296,579	(2)
Equity compensation plans not approved by security holders	516,666	(3)	3.75	—

Total	1,535,418		$23.04	296,579

(1)	Consists of options awarded under the Incentive Plan.

(2)	Represents the maximum number of shares of common stock available to be awarded under the Incentive Plan as of December 31, 2015.

(3)	Consists of the inducement grant awarded in 2015 to Dan W. Gladney in connection with his hiring.

PROPOSAL 4—APPROVAL OF ONE OR MORE ADJOURNMENTS TO THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO ESTABLISH A QUORUM OR TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 1, PROPOSAL 2 OR PROPOSAL 3

We are asking our stockholders to vote on a proposal to approve one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1, Proposal 2 or Proposal 3.

Required Vote of Stockholders

Approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1, Proposal 2 or Proposal 3 requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Special Meeting and entitled to vote . A “broker non-vote” or a failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the vote for this Proposal 4. For purposes of the vote on this Proposal 4, an abstention will have the same effect as a vote “AGAINST” such proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF ONE OR MORE ADJOURNMENTS TO THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO ESTABLISH A QUORUM OR TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 1, PROPOSAL 2 OR PROPOSAL 3.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Secretary, EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113, or call (651) 634-3003.

OTHER MATTERS

The Company is unaware of any business, other than described in this Proxy Statement that may be considered at the Special Meeting. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please promptly indicate your choices via the internet, by phone or by mail, according to the procedures described on the proxy card. The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Special Meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this proxy statement:

•	Annual Report on Form 10-K for the year ended December 31, 2015;

•	Quarterly Reports on Form 10-Q for the three months ended March 31, 2016 and June 30, 2016;

•

Current Reports on Form 8-K filed with the SEC on January 8, 2016; January 13, 2016; January 22, 2016; February 3, 2016; May 6, 2016 (excluding Item 2.02); May 10, 2016; May 13, 2016; June 28, 2016; July 6, 2016; July 15, 2016; July 20, 2016; August 17, 2016; September 12, 2016; September 20, 2016; September 27, 2016; October 6, 2016; October 11, 2016; October 14, 2016; October 19, 2016; and November 1, 2016; and

•

the description of our common shares contained in any registration statement on Form 8-A that we have filed with the SEC, and any amendment or report filed for the purpose of updating this description.

You can obtain a copy of any documents which are incorporated by reference in this proxy statement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

EnteroMedics Inc.

2800 Patton Road

St. Paul, Minnesota 55113

Attention: Secretary

(651) 634-3003

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENTEROMEDICS INC.

EnteroMedics Inc. (the “Corporation”), a corporation duly organized and existing under the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

First.            The amendment to the Corporation’s Fifth Amended and Restated Certificate of Incorporation set forth below was duly adopted and approved by the Board of Directors by unanimous written consent effective as of                          , 2016 in accordance with the provisions of Section 242 of the DGCL and was approved by the stockholders at a special meeting of the Corporation’s stockholders, duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Second.            The Fifth Amended and Restated Certificate of Incorporation is hereby amended by amending and restating Section 4 of Article IV:

“4. Reverse Stock Split. Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation, each              shares of Common Stock, par value $0.01 (the “Old Common Stock”) either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share (the “New Common Stock”). The Corporation shall, through its transfer agent, provide a book-entry statement reflecting the number of shares of New Common Stock to which the holder is entitled following a reverse stock split to holders of Old Common Stock. From and after the Effective Time, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. The Corporation shall not issue fractional shares of New Common Stock. The reverse stock split shall not increase or decrease the amount of stated capital or paid-in surplus of the Corporation, provided that any fractional share that would otherwise be issuable as a result of the reverse stock split shall be rounded up to the nearest whole share of New Common Stock. From and after the Effective Time, the term “New Common Stock” as used in this Article IV shall mean common stock as provided in the Fifth Amended and Restated Certificate of Incorporation.”

Third.            Except as herein amended, the Corporation’s Fifth Amended and Restated Certificate of Incorporation shall remain in full force and effect.

Fourth.            The Effective Time of this Amendment will be                           at 12:01 a.m. Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this day of                           .

ENTEROMEDICS INC.

By:
Its:

A-1

APPENDIX B

ENTEROMEDICS INC. SECOND AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN Adopted: October 1, 2003 Amended and Restated: May 7, 2014 and             , 2016

Section 1. Purpose.

The purpose of the Plan is to aid in attracting and retaining employees, management personnel, other personnel and Non-Employee Directors capable of assuring the future success of the Company, to offer such personnel and Non-Employee Directors incentives to put forth maximum efforts for the success of the Company’s business and to afford such personnel and Non-Employee Directors an opportunity to acquire a proprietary interest in the Company.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall mean the consummation of any of the following: ~~have the meaning ascribed to such term in an Award Agreement, or any other applicable employment or change in control agreement between the Participant and the Company; provided, however, that no Award Agreement shall contain a definition of change in control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or stockholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company:~~

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act who did not own shares of the capital stock of the Company on the date of grant of the Award shall, together with his, her or its Affiliates and Associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the “Beneficial Owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (any such person being hereinafter referred to as an “Acquiring Person”);

(ii) the Continuing Directors cease to constitute a majority of the Company’s Board;

(iii) There should occur (A) any consolidation or merger involving the Company and the Company shall not be the continuing or surviving corporation or the shares of the Company’s capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to a merger or consolidation in which (1) the Company is the surviving corporation and (2) the stockholders of the Company immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (C) any liquidation or dissolution of the Company;

(iv) The majority of the Continuing Directors determine, in their sole and absolute discretion, that there has been a Change in Control; or

(v) No Award Agreement issued on or after             , 2016 shall provide for accelerated exercisability of any Award or the lapse of restrictions relating to any Award in connection with a change in control event other than a Change in Control as defined herein.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g) “Committee” shall mean either the Board or a committee of the Board appointed by the Board to administer the Plan.

(h) “Company” shall mean EnteroMedics Inc., a Delaware corporation, and any successor corporation.

(i) “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate and who (i) was a member of the Company’s Board of Directors on the date of grant of the Option or (ii) subsequently became a member of the Board of Directors, upon the nomination or recommendation, or with the approval of, a majority of the Continuing Directors.

(j) “Director” shall mean a member of the Board.

(k) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(l) “Eligible Person” shall mean any employee, officer, consultant, independent contractor or Non-Employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall not be less than (i) the closing price as reported for composite transactions, if the Shares are then listed on a national securities exchange, (ii) the last sale price, if the Shares are then quoted on the NASDAQ Stock Market or (iii) the average of the closing representative bid and asked prices of the Shares in all other cases, on the date as of which fair market value is being determined. If on a given date the Shares are not traded in an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this clause and in connection therewith shall take such action as it deems necessary or advisable.

(o) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(p) “Non-Employee Directors” shall mean members of the Board who are also not employees of the Company.

(q) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(r) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(s) “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(t) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(u) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(v) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(w) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net earnings), EBIT or EBITDA as a percent of net sales, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk), returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, market capitalization, cash generation, cash flow (including, without limitation, operating cash flow, free cash flow and cash flow return on equity), unit volume, working capital, market share, cost reductions, budget comparisons, sales or profitability of an identifiable business unit or product, economic profit or value added, number of customers, workforce satisfaction and diversity goals, environmental health and safety goals, employee retention, customer satisfaction, implementation or completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The foregoing measures may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, product lines or product categories or any combination of the foregoing. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the adjustment for charges related to an event or occurrence which the Committee determines is appropriate for adjustment, including, but not limited to, any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; gains or losses from the disposition of businesses or assets or from the early extinguishment of debt; and unusual, extraordinary or nonrecurring events.

(x) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(y) “Plan” shall mean the EnteroMedics Inc. Amended and Restated 2003 Stock Incentive Plan, as amended from time to time.

(z) “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(aa) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(bb) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(cc) “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(dd) “Section 409A” shall mean Section 409A of the Code, or any successor provision and the applicable Treasury Regulations and other applicable guidance thereunder.

(ee) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ff) “Share” or “Shares” shall mean shares of Common Stock, $0.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(gg) “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(hh) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers or Directors of the Company or any Affiliate or a committee of such officers or Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act, (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) or (iii) in such a manner as would contravene Section 157 of the Delaware General Corporation Law.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares that may be issued under all Awards under the Plan from its inception shall be ~~1,320,000~~ 40,000,000. ~~If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.~~ Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed ~~1,320,000~~ 40,000,000, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision.

~~(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.~~

(b) Counting Shares. For purposes of this Section 4, except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i) Shares Added Back to Reserve. Subject to the limitations in (ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii) Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in (i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to the terms of the Option Agreement or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to any Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii) Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv) Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of

Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d) Award Limitations under the Plan.

(i) Section 162(m) Limitation for Certain Types of Awards. No Eligible Person that may be a “covered person” within the meaning of Section 162(m) may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, and which is intended to represent “qualified performance-based compensation” within the meaning of Section 162(m), for more than 2,000,000 Shares or, if such Award is payable in cash, for an amount greater than the Fair Market Value of 2,000,000 Shares at the time of payment (subject, in each case, to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any calendar year.

(ii) Section 162(m) Limitations for Performance Awards.

(A) Performance Awards Denominated in Shares. No Eligible Person that may be a “covered person” within the meaning of Section 162(m) may be granted Awards denominated in Shares under the Plan which are intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) (including, without limitation, Performance Awards, Restricted Stock and Restricted Stock Units), for more than 2,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any calendar year. The limitation contained in this Section 4(d)(ii)(A) does not apply to any Award subject to the limitations contained in Section 4(d)(i) or Section 4(d)(ii)(B).

(B) Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash under the Plan which are intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) to any Participant that may be a “covered person” within the meaning of Section 162(m) in the aggregate in any calendar year shall be $10,000,000 in value, whether payable in cash, Shares or other property. The limitation contained in this Section 4(d)(ii)(B) does not apply to any Award subject to the limitations contained in Section 4(d)(i) or Section 4(d)(ii)(A).

(iii) Limitation for Awards to Consultants and Advisors. Awards will only be granted to consultants or advisors in compliance with Rule 405 of the Securities Act.

(iv) The limitations contained in this Section 4(d) shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other stockholder approved executive incentive plan maintained by the Company will be governed solely by the terms of such other plan.

Section 5. Eligibility.

Any Eligible Person of the Company or any Affiliate, shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant ~~(A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B)~~ if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that the term of an Incentive Stock Option may not extend more than ten years from the date of grant of such Incentive Stock Option.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Alternatively, the Committee may, in its discretion, permit a Non-Qualified Stock Option (but not an Incentive Stock Option) to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Non-Qualified Stock Option being exercised, on the date of exercise, over the exercise price of the Non-Qualified Stock Option for such Shares.

(iv) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B) All Incentive Stock Options must be granted within 10 years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise ~~(or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise)~~ over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the same limitation in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

~~(ii) Stock Certificates. Any Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.~~

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee or as provided in an Award Agreement, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company at the original purchase price; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock

Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Participants, subject to the terms of the Plan and any applicable Award Agreement, under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons, and (ii) no Dividend Equivalent payments shall be made to a Participant with respect to any Award prior to the date on which all conditions or restrictions relating to such Award (or portion thereof to which the Dividend Equivalent relates) have been satisfied, waived or lapsed.

(f) ~~Other Stock Grants.~~ Stock Awards. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. ~~Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine.~~ No Award issued under this Section 6(g) shall contain a purchase right or an option-like exercise feature.

(h) General.

(i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an

Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. Except as provided by the Committee or by this Plan, any Award (~~other than Stock Awards~~ other than any fully vested and unrestricted Shares issued pursuant to any Award) and any right under any such Award shall not be transferable by a Participant other than by will or by the laws of descent and distribution or by transfer of an Award back to the Company. Notwithstanding the immediately preceding sentence, Awards of Incentive Stock Options shall not be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) at any time that such Participant holds such Option, provided that such transfers may not be for “value” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (~~other than a Stock Award~~ other than any fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, and to any applicable federal or state securities laws and regulatory requirements. The Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If the Shares or other securities are listed on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award until such Shares or other securities have been listed on such securities exchange.

(vii) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified

Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7. Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) if a class of the Company’s securities is then listed on a securities exchange, would cause Rule 16b-3 or the provisions of Section 162(m)(4)(c) of the Code to become unavailable with respect to the Plan;

(ii) would violate the rules or regulations of the NASDAQ Stock Market, any other securities exchange or the Financial Industry Regulatory Authority, Inc. that are applicable to the Company; or

(iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b) Amendments to Awards. Except as otherwise expressly provided in the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise expressly provided in the Plan (specifically including the next two sentences hereof), the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs):

(i) either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of ~~such Award or realization of the Participant’s rights~~ the vested portion of such Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of ~~such Award or realization of the Participant’s rights~~ the vested portion of such Award or realization of the Participant’s vested rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii) that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv) that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding; Tax Bonuses.

(a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) electing to deliver to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 10. Effective Date of the Plan.

The Plan shall be effective as of the date of its approval and adoption by the Company’s stockholders. If the Company’s stockholders do not approve the Plan, the Plan shall be null and void.

Section 11. Term of the Plan.

Awards shall only be granted under the Plan during a 10-year period beginning on September 27, 2012. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan and to waive any conditions or rights of the Company under any Award pursuant to 7(b) hereof, shall extend beyond the termination of the Plan. No Performance Award intended to qualify as performance-based compensation under Section 162(m) shall be granted under the Plan after the first stockholder meeting to occur in the fifth year following the year in which stockholders last approved (or re-approved) the Performance Goals.

~~Section 12. One Time Option Exchange.~~

~~Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s stockholders, the Committee may provide for, and the Company may complete, a one-time option exchange offer, pursuant to which certain outstanding options could, at the election of the person holding such option, be tendered to the Company on a grant-by-grant basis for cancellation in exchange for the issuance of a lesser amount of options with a lower exercise price, provided that such one-time option exchange offer is commenced within twelve months of the date of such stockholder approval.~~

LOCATION OF ENTEROMEDICS SPECIAL MEETING OF STOCKHOLDERS

at 3:00 p.m., Central Time

Dorsey & Whitney LLP

New York Room

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402

Directions By Car:

From Minneapolis-St. Paul Airport

Take 5 north to 55 west. Continue left onto 62. Exit onto I-35W north. Exit onto 11th St. South. Turn right on Hennepin Ave. Turn right on South 6th St. Parking ramp for 50 South 6th will be on your left.

From the East

Take I-94 west to South 5th St. exit. Take a left onto Portland Ave. Proceed two blocks, then turn right onto 7th St. Follow 7th St. to Hennepin Ave. and turn right. Take another right on South 6th St. Parking ramp for 50 South 6th will be on your left.

From the West

Take I-394 east to South 6th St. exit. Proceed three blocks. Alternatively, take I-94 to the North 4th St. exit and turn right. Turn left on North 6th St. Parking ramp for 50 South 6th will be on your left.

From the North

From I-35W, take the Washington Ave. exit and turn right. Proceed to 1st Ave. and turn left. Take another left on South 6th St. Parking ramp for 50 South 6th will be on your left.

From the South

From I-35W, take the South 11th St. exit and proceed to Hennepin Ave., turn right. Turn right again on South 6th St. Parking ramp for 50 South 6th will be on your left.

Directions By Light Rail:

Board the train at the Minneapolis-St. Paul Airport or any point southeast of downtown Minneapolis and disembark at the Nicollet Mall/5th St. stop. Walk one block west to the building entrance at 6th and Nicollet. The ride is approximately 25 minutes from the airport.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

Vote by internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/etrm
Use the Internet to vote your proxy until 12:00 p.m. (CT) on December , 2016.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on December , 2016.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Approval of an amendment to Article IV, Section 1 of the Company’s Fifth Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance to 300 million shares.	☐ For	☐ Against	☐ Abstain

2.	Authorize the Board of Directors to amend the Company’s Fifth Amended and Restated Certificate of Incorporation to effect a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”) at a ratio of between 1-for-20 and 1-for-70, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the Reverse Stock Split being rounded up to the nearest whole share; provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion.	☐ For	☐ Against	☐ Abstain

3.	Approval of the Company’s Second Amended and Restated 2003 Stock Incentive Plan.	☐ For	☐ Against	☐ Abstain

4.	Approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1, Proposal 2 or Proposal 3.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date

Address Change? Mark box ☐ Indicate Changes below

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ENTEROMEDICS INC.

SPECIAL MEETING OF STOCKHOLDERS

December     , 2016

3:00 p.m., Central Time

Dorsey & Whitney LLP

New York Room

50 South Sixth Street, Suite 1500

Minneapolis, MN 55402

EnteroMedics Inc. 2800 Patton Road St. Paul, Minnesota 55113	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on December     , 2016.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Dan W. Gladney and Scott P. Youngstrom, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.